Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Frank Morgan	Harlow Sumerford
615-344-2688	615-344-1851

HCA Healthcare PREVIEWS SECOND quarter 2026 results

REVISES 2026 GUIDANCE

Nashville, Tenn., July 14, 2026 – HCA Healthcare, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the second quarter ended June 30, 2026. The preliminary financial and operating results are subject to finalization of the Company's quarterly financial and accounting procedures.

HCA anticipates revenues in the second quarter of 2026 to approximate $20.230 billion, compared to $18.605 billion in the second quarter of 2025. Net income attributable to HCA Healthcare, Inc. is expected to approximate $1.699 billion, or $7.62 per diluted share, compared to $1.653 billion, or $6.83 per diluted share, in the second quarter of 2025. Results for the second quarter of 2026 include anticipated gains on sales of facilities of $10 million, or $0.03 per diluted share. Results for the second quarter of 2025 included losses on sales of facilities of $3 million, or $0.01 per diluted share.

For the second quarter of 2026, Adjusted EBITDA is expected to approximate $4.027 billion, compared to $3.849 billion in the second quarter of 2025. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Same facility admissions increased 2.5 percent and same facility equivalent admissions increased 2.7 percent in the second quarter of 2026 compared to the prior year period. Same facility emergency room visits increased 3.6 percent in the second quarter of 2026 compared to the prior year period. Same facility inpatient surgeries declined 2.3 percent, and same facility outpatient surgeries declined 3.4 percent in the second quarter of 2026 compared to the same period of 2025.

"Our colleagues continue to manage well through the positive and negative factors that have impacted our business in the first half of the year, and I want to thank them for their great work. As we look to the balance of the year, we have adjusted our guidance to reflect these factors. Moreover, we remain confident in our ability to navigate through this dynamic environment, maintain our focus and investments on improving patient care, and execute on our strategic plan to digitize and grow our healthcare networks," said Sam Hazen, Chief Executive Officer of HCA Healthcare.

Second Quarter Commentary

During the second quarter, the Company experienced a payer mix shift driven by an increase in uninsured volume, primarily due to patients who lost coverage on the health insurance exchanges. The Company estimates this payer mix shift had an unfavorable impact on income before income taxes of approximately $400 million during the second quarter. This amount includes an increase of approximately $75 million related to the Company’s previous estimate of the first quarter health insurance exchange impact. In addition, to a lesser degree the Company experienced a service mix shift primarily related to a decline in surgical volume.

The Company also experienced positive factors including growth in admissions, equivalent admissions and ER visits, increased benefit from Medicaid Supplemental Payment Programs and improved expense trends. During the second quarter, the Company recognized approximately $400 million of incremental net benefit from Medicaid Supplemental Payment Programs, primarily related to the state of Florida for the time period October 1, 2024 through June 30, 2026, to reflect the impact of the state directed payment program approved during the quarter by the Centers for Medicare and Medicaid Services.

The Company will provide additional commentary on its second quarter earnings call.

2026 Updated Guidance and Key Assumptions

Based on results through the first half of the year, the Company has revised its 2026 guidance as follows:

	Previous 2026 Guidance Ranges, as of January 27, 2026	Revised 2026 Guidance Ranges, as of July 14, 2026
Revenues	$76.500 to $80.000 billion	$77.000 to $79.500 billion
Net Income Attributable to HCA Healthcare, Inc.	$6.495 to $7.035 billion	$6.300 to $6.700 billion
Adjusted EBITDA	$15.550 to $16.450 billion	$15.400 to $16.100 billion
EPS (diluted)	$29.10 to $31.50 per diluted share	$28.70 to $30.50 per diluted share

The Company revised its 2026 key assumptions related to the unfavorable impact on income before income taxes from payer mix shifts due to the health insurance exchanges, as well as the incremental net benefit from Medicaid Supplemental Payment Programs, as follows:

	Previous 2026 Estimates, as of April 24, 2026	Revised 2026 Estimates, as of July 14, 2026
Health Insurance Exchanges	($600) to ($900) million	($1.000) to ($1.200) billion
Medicaid Supplemental Payment Programs	($50) to ($250) million	$300 to $500 million

The Company's 2026 estimate for capital expenditures of $5.0 billion to $5.5 billion, excluding acquisitions, remains unchanged.

The Company’s guidance contains a number of assumptions, including, among others, the Company’s current expectations regarding volume growth coupled with an anticipated mostly stable operating environment, payer mix, service mix, the impact of current and future health care public policy developments, including the estimated impact on health insurance exchanges from administrative reforms and the expiration of the enhanced premium tax credits, anticipated results from resiliency initiatives, as well as general business or economic conditions, including inflation and the impact of trade policies, including tariffs, and excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claims costs and impairment of long-lived assets. In addition, the Company’s guidance excludes the impact of future approvals that could impact reimbursement under certain state Medicaid directed and supplemental payments.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The preliminary financial information set forth above has been prepared by management based upon information available to it as of the date hereof and has not been reviewed or audited by the Company's independent registered public accounting firm. These preliminary results are subject to the completion of the Company's customary quarterly financial and accounting procedures. There can be no assurance that the Company's actual results for the quarter ended June 30, 2026 will not differ materially from the preliminary estimates set forth herein. These differences could be material and adverse and may be the result of the finalization of the Company's financial close procedures, final adjustments and other developments. Accordingly, you should not place undue reliance on these preliminary estimates. The Company does not undertake any obligation to update or supplement the preliminary estimates set forth herein, whether as a result of new information, subsequent events or otherwise, except as may be required by law.

The Company’s updated guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Second Quarter 2026 Earnings Conference Call

HCA Healthcare will host its second quarter earnings call on Friday, July 24, 2026, at 9:00 a.m. Central Time. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast will also be available on a replay basis beginning that afternoon. The webcast can be accessed through the Company's Investor Relations web page at:

https://investor.hcahealthcare.com/events-and-presentations/default.aspx

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s expected results for the second quarter of 2026, the Company’s financial guidance for the year ending December 31, 2026, as well as other statements that do not relate solely to historical or current facts, and are subject to finalization of the Company’s second quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic or business conditions nationally and regionally in our markets, including inflation, and the impact of trade policies, including changes in, or the imposition of, tariffs and/or trade barriers; changes in revenues resulting from declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, pharmaceuticals, supply chain or other expenditures; workforce disruptions; supply and pharmaceutical shortages and disruptions (including as a result of tariffs or geopolitical disruptions); and the impact of federal government shutdowns, holds on or cancellations of congressionally authorized spending and interruptions in the distribution of governmental funds, (2) the impact of current and future health care public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws and regulations affecting health care spending or the health care industry, including the expiration at the end of 2025 of enhanced premium tax credits (“EPTCs”) for eligible individuals purchasing insurance coverage through federal and state-based health insurance marketplaces, changes in the structure and administration of, and funding for, federal and state agencies and programs, effects of the 2025 Federal Budget Act (the “FBA”) and efforts to address health care affordability, (3) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms, (4) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions, and the potential for future deficit or other spending reduction legislation that may alter current spending reductions, which include cuts to Medicare payments, or impose additional spending reductions, (5) the ability to achieve operating and financial targets, develop and execute resiliency plans to offset to the extent possible impacts from the FBA, the expiration of EPTCs and tariffs, attain expected levels of patient volumes and revenues and service mix, and control the costs of providing services, (6) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs and state directed payment arrangements, any of which may negatively impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) the results of our efforts to use technology and resilience initiatives, including artificial intelligence and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience, (8) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (9) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (10) the highly competitive nature of the health care business, (11) changes in service mix, revenue mix and service volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (12) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (13) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) the emergence of and effects related to pandemics, epidemics and outbreaks of infectious diseases or other public health crises, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving or failure to receive payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) the impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of actual and potential cybersecurity incidents or security breaches involving us or our vendors and other third parties, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, including Hurricanes Milton and Helene, physical risks from changing global weather patterns or similar events beyond our control on our assets and activities and the communities we serve, (25) changes in U.S. federal, state, or foreign tax laws, interpretations of tax laws by taxing authorities, other standard setting bodies or judicial decisions, (26) changes to, and the timing and amount of future approvals (if any) of, state Medicaid directed and supplemental payments and (27) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2025 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company,” “HCA” and “HCA Healthcare” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Preliminary Operating Results Summary

(Dollars in millions, except per share amounts)

	Second Quarter
	2026	2025
Revenues	$20,230	$18,605

Net income attributable to HCA Healthcare, Inc.	$1,699	$1,653
Losses (gains) on sales of facilities (net of tax)	(8)	3
Net income attributable to HCA Healthcare, Inc., as adjusted (a)	1,691	1,656
Depreciation and amortization	944	863
Interest expense	599	568
Provision for income taxes	562	524
Net income attributable to noncontrolling interests	231	238

Adjusted EBITDA (a)	$4,027	$3,849

Adjusted EBITDA margin (a)	19.9%	20.7%

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$7.62	$6.83
Losses (gains) on sales of facilities	(0.03)	0.01
Net income attributable to HCA Healthcare, Inc., as adjusted (a)	$7.59	$6.84

Shares used in computing diluted earnings per share (millions)	222.828	241.911

(a)
Net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are adjusted to exclude losses (gains) on sales of facilities and losses on retirement of debt. We believe net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that adjustments, including losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2026 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2026
	Low	High
Revenues	$77,000	$79,500

Net income attributable to HCA Healthcare, Inc. (a)	$6,300	$6,700
Depreciation and amortization	3,745	3,795
Interest expense	2,410	2,470
Provision for income taxes	1,975	2,125
Net income attributable to noncontrolling interests	970	1,010

Adjusted EBITDA (a) (b)	$15,400	$16,100

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$28.70	$30.50

Shares used in computing diluted earnings per share (millions)	219.500	219.500

The Company's forecasted guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)
The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)
Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles ("GAAP"). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our healthcare facilities. Adjusted EBITDA is utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.